EXHIBIT 23.1

DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to Davidson & Company LLP under the caption “Experts” in the Company’s Registration Statement on Form S-3 (the “Registration Statement”) and the incorporation by reference in this Registration Statement of our report dated March 24, 2009, relating to the consolidated balance sheets of NovaBay Pharmaceuticals, Inc. and its subsidiaries (the “Company”) as at December 31, 2008 and 2007, and the related statements of operations, cash flows and stockholders’ equity for the years ended December 31, 2008, 2007 and 2006 and for the period from July 1, 2002 (date of development stage inception) to December 31, 2008 appearing in the Company’s Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 31, 2009.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

June 8, 2009

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947  Fax (604) 687-6172